EXHIBIT 23.1

CONSENT

The Board of Directors
Network-1 Security Solutions, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-140622 and 333-162640 of Network-1 Security Solutions, Inc. of our report dated March 30, 2011, related to the financial statements of Network-1 Security Solutions, Inc. for the years ended December 31, 2010 and 2009 included in its Annual Report on Form 10-K for the years ended December 31, 2010 and 2009 filed with the Securities and Exchange Commission.

/s/ Radin, Glass & Co., LLP Radin, Glass & Co., LLP Certified Public Accountants

New York, New York
March 30, 2011